UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

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EBET, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Las Vegas, NV 89169

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 3.01.       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 21, 2022, EBET, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A) (the “Compliance Period Rule”), the Company was provided an initial period of 180 calendar days to regain compliance with the Bid Price Rule. The Company requested an additional 180 days in which to regain compliance, and on May 23, 2023 the Company received notice from Nasdaq informing the Company that it had been granted an additional 180-day period, or until November 20, 2023, to regain compliance with the minimum bid price requirement.

On July 31, 2023, the Company was notified by the Staff that it had determined that the Company’s common stock had a closing bid price of $0.10 or less for ten consecutive trading days from July 17, 2023 through July 28, 2023. Accordingly, since the Company was subject to the provisions set forth under Listing Rule 5810(c)(3)(A)(iii), the Staff had determined to delist the Company’s securities from The Nasdaq Capital Market. The Company submitted a hearing request to Nasdaq’s Hearings Department, which stayed the suspension of the Company’s common stock pending the panel’s decision. The Company’s hearing is scheduled for October 12, 2023.

On August 15, 2023, the Company received a letter from the Staff, which notified the Company that it does not presently comply with Nasdaq’s Listing Rule 5550(b)(1) (the “Listing Rule”), which requires that the Company maintain a minimum of $2.5 million in stockholders’ equity, and that the Company also does not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Listing Rule.

The letter stated that, in addition to Bid Price Rule deficiency, the Nasdaq Hearings Panel will also consider the non-compliance with the Listing Rule in rendering a determination regarding the Company’s continued listing on The Nasdaq Capital Market. If the Company fails to address the non-compliance with the Listing Rule, the Nasdaq Hearings Panel will consider the record as presented at the hearing and will make its determination based upon that information.

Item 8.01         Other Events.

On November 29, 2021, the Company issued 37,700 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) for a purchase price of $1,000.00 per share. As previously reported, pursuant to the terms of the Preferred Stock on July 31, 2023 the conversion price of the Preferred Stock was reduced from $0.71 per share to $0.086 per share. To date, the Company has received conversion notices with respect to 34,627 shares of Preferred Stock, resulting in the issuance of 378,874,532 shares of common stock, and 3,073 shares of Preferred Stock remain outstanding that are convertible into 43,961,841 shares of common stock. As of August 21, 2023, the Company has 404,089,207 shares of common stock outstanding.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.

Date: August 21, 2023
By: /s/ Matthew Lourie
Matthew Lourie
Chief Financial Officer

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